Exhibit 99.2
Lear Corporation and Subsidiaries
Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	December 31,	December 31,
	2005	2004

Net sales	$4,397.3	$4,286.1

Cost of sales	4,168.4	3,922.7
Selling, general and administrative expenses	146.0	146.2
Goodwill impairment charge	342.8	—
Interest expense	45.1	43.9
Other expense, net	41.1	13.8

Income (loss) before income taxes	(346.1)	159.5
Income tax provision	256.5	36.5

Net income (loss)	$(602.6)	$123.0

Basic net income (loss) per share	$(8.97)	$1.82

Diluted net income (loss) per share	$(8.97)	$1.70

Weighted average number of shares outstanding — basic	67.2	67.6

Weighted average number of shares outstanding — diluted	67.2	73.9

Lear Corporation and Subsidiaries
Consolidated Statements of Operations
(In millions, except per share amounts)

	Twelve Months Ended
	December 31,	December 31,
	2005	2004

Net sales	$17,089.2	$16,960.0

Cost of sales	16,353.2	15,557.9
Selling, general and administrative expenses	630.6	633.7
Goodwill impairment charges	1,012.8	—
Interest expense	183.2	165.5
Other expense, net	96.6	52.7

Income (loss) before income taxes	(1,187.2)	550.2
Income tax provision	194.3	128.0

Net income (loss)	$(1,381.5)	$422.2

Basic net income (loss) per share	$(20.57)	$6.18

Diluted net income (loss) per share	$(20.57)	$5.77

Weighted average number of shares outstanding — basic	67.2	68.3

Weighted average number of shares outstanding — diluted	67.2	74.7

Lear Corporation and Subsidiaries
Consolidated Balance Sheets
(In millions)

	December 31,	December 31,
	2005	2004
ASSETS
Current:
Cash and cash equivalents	$207.6	$584.9
Accounts receivable	2,337.6	2,584.9
Inventories	688.2	621.2
Recoverable customer engineering and tooling	317.7	205.8
Other	295.3	375.2

	3,846.4	4,372.0

Long-Term:
PP&E, net	2,019.3	2,019.8
Goodwill, net	1,939.8	3,039.4
Other	482.9	513.2

	4,442.0	5,572.4

Total Assets	$8,288.4	$9,944.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Short-term borrowings	$23.4	$35.4
Accounts payable and drafts	2,993.5	2,777.6
Accrued liabilities	1,080.4	1,202.1
Current portion of long-term debt	9.4	632.8

	4,106.7	4,647.9

Long-Term:
Long-term debt	2,243.1	1,866.9
Other	827.6	699.5

	3,070.7	2,566.4

Stockholders’ Equity	1,111.0	2,730.1

Total Liabilities and Stockholders’ Equity	$8,288.4	$9,944.4

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except content per vehicle and share data)

	Three Months Ended
	December 31,	December 31,
	2005	2004
Net Sales
North America	$2,474.3	$2,265.5
Europe	1,564.0	1,721.7
Rest of World	359.0	298.9

Total	$4,397.3	$4,286.1

Content Per Vehicle *
North America	$632	$607
Total Europe	$333	$367

Free Cash Flow **
Net cash provided by operating activities	$332.0	$231.9
Net change in sold accounts receivable	(131.9)	—

Net cash provided by operating activities before net change in sold accounts receivable	200.1	231.9
Capital expenditures	(154.1)	(145.3)

Free cash flow	$46.0	$86.6

Depreciation	$101.1	$93.7

Pretax income excluding impairments,	Three Months Ended
restructuring and other special charges **	December 31, 2005

Pretax loss	$(346.1)
Goodwill and fixed asset impairment charges	351.3
Costs related to restructuring actions	42.6
Capital restructuring of joint ventures	29.8

Pretax income excluding impairments, restructuring and other special charges **	$77.6

*	Content Per Vehicle for 2004 has been updated to reflect actual production levels.

**	See “Use of Non-GAAP Financial Information” included in the Company’s amended current report on Form 8-K/A dated March 8, 2006.

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except content per vehicle and share data)

	Twelve Months Ended
	December 31,	December 31,
	2005	2004
Net Sales
North America	$9,231.7	$9,252.0
Europe	6,542.6	6,643.8
Rest of World	1,314.9	1,064.2

Total	$17,089.2	$16,960.0

Content Per Vehicle *
North America	$586	$588
Total Europe	$347	$351

Free Cash Flow **
Net cash provided by operating activities	$560.8	$675.9
Net change in sold accounts receivable	(411.1)	70.4

Net cash provided by operating activities before net change in sold accounts receivable	149.7	746.3
Capital expenditures	(568.4)	(429.0)

Free cash flow	$(418.7)	$317.3

Depreciation	$388.5	$350.6

Basic Shares Outstanding at end of year	67,186,806	67,416,702

Diluted Shares Outstanding at end of year **	67,186,806	73,896,780

Pretax income excluding impairments,	Twelve Months Ended
restructuring and other special charges ***	December 31, 2005

Pretax loss	$(1,187.2)

Goodwill and fixed asset impairment charges	1,095.1
Costs related to restructuring actions	102.8
Litigation charges	39.2
Sale and capital restructuring of joint ventures	46.7

Pretax income excluding impairments, restructuring and other special charges**	$96.6

*	Content Per Vehicle for 2004 has been updated to reflect actual production levels

**	Calculated using stock price at end of quarter. The calculation of diluted shares outstanding as of December 31, 2005, excludes approximately 4.8 million shares related to outstanding convertible debt, approximately 3.0 million options, approximately 2.4 million restricted stock and performance units and approximately 1.2 million stock appreciation rights, as inclusion would have resulted in antidilution in the fourth quarter and full year of 2005.

***	See “Use of Non-GAAP Financial Information” included in the Company’s amended current report on Form 8-K/A dated March 8, 2006.